                                                                    EXHIBIT h(7)

                         AMENDED COMBINED FEE AGREEMENT

     THIS AGREEMENT is made as of this 5th of August, 2002, by and among Ameristock Mutual Fund, Inc. ("Ameristock"), a Maryland corporation, Davis Park Series Trust ("Davis Park"), a Delaware business trust, Ameristock Corporation (the "Adviser"), a California corporation, and ALPS Mutual Funds Services, Inc. ("ALPS"), a Colorado corporation (collectively the "Parties").

     WHEREAS, Ameristock and Davis Park are open-end management investment companies registered under the Investment Company Act of 1940, as amended ("Funds");

     WHEREAS, the Adviser, the Funds and ALPS have entered into separate Administration, Distribution, Fund Accounting and Telephone Service Agreements, each of which is dated July 1, 2001, concerning the provision of management and administrative services and fund accounting services for the investment portfolios of the Funds;

     WHEREAS, the Parties entered into a Combined Fee Agreement dated July 1, 2001 (the "Combined Fee Agreement"); and

     WHEREAS, the Parties entered into separate Transfer Agency Agreements dated August 5, 2002; and

     WHEREAS, Ameristock and Davis Park have entered into separate Management Agreements with the Adviser on behalf of each Fund; and

     WHEREAS, the Parties desire to set forth the compensation payable by the Adviser under the foregoing agreements in a separate written document.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the Parties desire to amend the Combined Fee Agreement and agree as follows:

     1. The Administration, Fund Accounting, Telephone Service, and Transfer Agency Agreements referred to herein shall be referred to collectively as the "Service Agreements."

     2. The Adviser shall pay to ALPS all of the compensation set forth herein on the dates set forth herein.

     3. The amount that is due and payable to ALPS (the "Payment") for its services under the Service Agreements shall be computed as follows:

          BASE FEE (calculated daily and payable monthly)
                 Greater of $225,000 minimum annual fee or:

                 -      8.5 basis points      $0 - $500 million (total trust assets)
                 -      6.5 basis points      $500 million - $1 billion (total trust assets)
                 -      4.5 basis points      $1 billion - $1.5 billion (total trust assets)

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
                 -      3.5 basis points      Over $1.5 billion (total trust assets)

                 ADDITIONAL FUNDS
                 Minimum fee increased by $75,000/additional fund

          TRANSFER AGENCY TRANSACTIONS CHARGES (PAYABLE MONTHLY)

             -   Manual Trades                                          $ 2.50
             -   New Account Set-Up                                     $ 6.00
             -   Manual Maintenance                                     $ 2.00
             -   Shareholder Correspondence                             $ 4.00
             -   Per call charge (above 1,000 calls/month)              $ 1.50

          OUT-OF-POCKET EXPENSES (payable monthly)

             Out-of-pocket expenses include, but are not limited to, the following: securities pricing, NASD registered representative licensing costs, NASD filing fees, confirmation statements, investor statements, shareholder mailings, postage, banking services, forms, records retention, NSCC charges, customized programming/enhancements, stationery, and other expenses which may occur at the direction of the Fund.

     4. If there is a change of control (as defined under the Investment Company Act of 1940, as amended) of the Adviser, and the Funds seek to terminate any of the Service Agreements, the Adviser shall pay to ALPS a termination fee for each agreement as follows:

                 Fund Accounting Agreement              $ 100,000
                 Administration Agreement               $ 100,000
                 Transfer Agency Agreement              $ 200,000
                 Distribution Agreement                 No Termination Fee
                 Telephone Service Agreement            No Termination Fee

          The termination fees described above are to be reduced pro-rata over the initial two year term of the Service Agreements based on the following formula:

                 Termination Fee X (# of days remaining in the initial term/730)

     5. This Agreement shall be governed by, and its provisions shall be construed in accordance with, the laws of the State of Colorado.

     6. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings between parties with respect to the subject matter herein.

     7. No change, modification or waiver of any term of this Agreement shall be valid unless it is in writing and signed by all parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first written above.

                                        Ameristock Mutual Fund, Inc.

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------


                                        Davis Park Series Trust

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title
                                             ------------------------------


                                        Ameristock Corporation

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------


                                        ALPS Mutual Fund Services, Inc.

                                        By:
                                           --------------------------------
                                        Name:  Jeremy O. May
                                        Title: Senior Vice President

                                        3